              EXHIBIT 10.1

 CLAIM PURCHASE AGREEMENT

This Claim Purchase Agreement (this “Agreement”) is entered into effective as of April __, 2022 (the “Effective Date”), by and between GBT Tokenize Corp., a Nevada Corporation (the “Purchaser”) and the Creditor identified below (the “Creditor”). The Purchaser and the Creditor (each, a “Party”; and, together, the “Parties”) agree as follows with respect to the outstanding debt owed to Creditor by the Company named below (“Company”):

Company Name:   GTX CORP.

Creditor Name:

Claim Amount:      $

Purchase Price:      $ 1

The Claim Amount and Purchase Price set forth above are good thru the Effective Date, and consists of all amounts payable from Company to Creditor, which amounts include outstanding principal, accrued and unpaid interest, other charges and fees owing by the Company to Creditor, including legal fees, and obligations relating to shares of the Company’s common stock held by or owing to the Creditor. Documentation of Claim (complete copies of all documentation attached):

☒	Written Contract(s) / Promissory Notes attached as Exhibit A

i.	MANAGEMENT CONVERTIBLE PROMISSORY NOTE issued by GTX CORP, with an issuance date of September 30, 2016, in the original face amount of $ , with a current outstanding balance of $ of principal plus accrued and unpaid interest; and

1.             Purchase and Sale. Purchaser hereby purchases from Creditor, and Creditor hereby sells, transfers, conveys, and assigns to Purchaser, for the consideration set forth herein, all right, title, and interest of Creditor in and to one or more claims of Creditor against Company described herein and attached hereto (the “Claim”). Creditor hereby sells, transfers, and assigns all right, title, and interest of Creditor in the Claim to Purchaser. Creditor confirms that Company has no other obligations to Global TechLink Consultants, Inc. pursuant to the attached Convertible Promissory Note, other than those that are being sold to Purchaser pursuant to this Agreement.

2.             Intentionally omitted.

3.             Payment of Purchase Price. Purchaser shall tender the sum of $15,000.00 (which represents the Purchase Price for the Claim) to Creditor as of the Effective Date.

4.             Cooperation. Creditor will furnish Purchaser with all reasonably requested documentation and evidence supporting the Claim, and reasonably cooperate in providing any other information in Creditor’s possession and taking any other reasonable and lawful action that Purchaser deems reasonably necessary or appropriate to obtain the Approval.

1 GTX CORP tendered $ to as of the date hereof, which consisted of (x) $ in unpaid principal (note 1 Listed above) and (y) $0.00 in accrued but unpaid interest through the date hereof (which remains owing by the Company to GBT Tokenize Corp. under the Convertible Promissory Note of the Company initially in favor of , which Promissory Note is amended and restated in favor of GBT Tokenize Corp. as of the date hereof).

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5.             Intentionally omitted.

6.             Representations, Warranties and Covenants. Creditor hereby represents, warrants, and covenants to Purchaser as follows:

(a)   (i) The Claim is a bona fide outstanding claim against Company, and is an enforceable obligation arising in the ordinary course of business, for money lent to Company by Creditor in good faith.

(ii) The Claim is secured by any security interest in any property of the Company or an affiliate of the Company or by a guarantee of the Company or of an affiliate of The Company.

(b)  Creditor did not enter into the transaction giving rise to the Claim in contemplation of any sale or distribution of Company’s common stock or other securities.

(c)   The Claim Amount is the full amount due to Creditor (through the good thru date shown above) with respect to the Claim, net of any applicable discounts, allowances or other deductions to which Company is lawfully entitled. Any documents provided by the Creditor to the Company with respect to the Claim, if any, are true, correct, and complete copies of such documents.

(d)   The Claim is not reasonably subject to dispute and Company is unconditionally obligated to pay the full Claim Amount without defense, counterclaim, or offset.

(e)   Creditor is the sole owner of the Claim, free and clear of all liens, encumbrances, and rights of third parties. Creditor has not previously sold, transferred, encumbered, or released any part of the Claim.

(f)    There has been no modification, compromise, forbearance, or waiver (written or oral) entered into or given by Creditor with respect to the Claim. There is no action commenced by Creditor and based on the Claim that is currently pending in any court or other legal venue, and no judgments based upon the Claim have been previously entered in favor of Creditor in any legal proceeding.

(g)  Creditor has all necessary power and authority to (i) execute, deliver and perform all of its obligations under this Agreement and (ii) sell, convey, transfer, and assign the Claim to Purchaser. Creditor has such knowledge and experience in business and financial matters that it is able to protect its own interests and evaluate the risks and benefits of entering into this Agreement. Creditor acknowledges and agrees that it has had an opportunity to conduct its own due diligence and consult with its own legal counsel, and tax, financial, and other advisors, and that Creditor is not relying in that regard on Purchaser. Creditor acknowledges that except as specifically set forth herein, Purchaser is not making any representations or warranties whatsoever, including, without limitation, about the Company.

(h)   The execution, delivery, and performance of this Agreement by Creditor have been duly authorized by all requisite action on the part of Creditor. This Agreement has been duly executed and delivered by Creditor.

(i)    Creditor is not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

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(j)    To the best of Creditor’s knowledge, the execution and delivery of this Agreement by Creditor and the performance of all of its obligations hereunder (i) do not and will not violate, conflict with, breach, or constitute a default under, any material contract, agreement or commitment binding upon such Creditor, and (ii) do not and will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any court or other government authority having jurisdiction over such Creditor or the Claim.

(k)   There is no action, suit, inquiry, notice of violation, proceeding, or investigation pending or, to the knowledge of Creditor, threatened against or affecting Creditor or any of its assets before or by any court, arbitrator, governmental or administrative agency, or regulatory authority that adversely affects or challenges the legality, validity or enforceability of the Claim or this Agreement, or that could have or reasonably be expected to result in a material adverse effect on this Agreement.

(l)    Creditor has no present intention to utilize any of the proceeds to be received from Purchaser to directly or indirectly, provide any consideration to or invest in any manner in the Company or any affiliate of the Company.

(m)  Creditor will not, directly or indirectly, receive any consideration from or be compensated in any manner by the Company, or any affiliate of the Company, in exchange for or in consideration for selling the Claim.

(n)  Creditor will immediately advise Purchaser if any of the foregoing cease to be fully true and accurate at any time up to and including the Approval Date.

7.             Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Creditor as follows:

(a)   Purchaser has all necessary power and authority to (i) execute, deliver and perform all of its obligations under this Agreement, and (ii) purchase and accept the Claim from Creditor. Purchaser has such knowledge and experience in business and financial matters that it is able to protect its own interests and evaluate the risks and benefits of entering into this Agreement. Purchaser acknowledges and agrees that it has had an opportunity to conduct its own due diligence and consult with its own legal counsel, and tax, financial and other advisors, and that Purchaser is not relying in that regard on Creditor. Purchaser acknowledges that except as specifically set forth herein, Creditor is not making any representations or warranties whatsoever, including, without limitation, about the Company.

(b)   The execution, delivery, and performance of this Agreement by Purchaser has been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser.

8.             Fees and Expenses. Except for fees that may be included in the Purchase Price, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Creditor understands that Purchaser shall not be liable for any commissions, selling expenses, orders, purchases, contracts, taxes, withholding, or obligations of any kind resulting from any or arising out of settlement of the Claim.

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9.             Choice of Law. This Agreement shall be governed by and construed according to the laws of the State of California, without giving effect to its choice of law principles.

10.           Limitation of Damages. Each of the Parties hereby waives any right which it may have to claim or recover any incidental, special, exemplary, punitive, or consequential damages, or any damages other than, or in addition to, actual damages.

11.           Notices. All notices and other communications shall be in writing and shall be provided to the recipient Party to the addresses set forth on the signature page hereof. All notices and communications shall be deemed made and effective as follows: (a) if transmitted for overnight delivery via a nationally recognized delivery service, the first business day after being delivered by the transmitting Party to such overnight delivery service, (b) if faxed, when transmitted in legible form by facsimile machine to the recipient Party’s correct facsimile machine number, (c) if by e-mail, when transmitted by e-mail, or (d) if mailed via regular U.S. mail, upon delivery. Any Party may designate a superseding notice contact name, street address, e-mail address or fax number by providing the other Parties with written notice pursuant to the provisions hereof.

12.            Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Parties, or, in the case of a waiver, by the Party against whom enforcement of such waiver is sought. No waiver of any default shall be deemed to be a continuing or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

13.           Construction Survival. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.           No Third Party Beneficiaries. This Agreement is intended for the benefit of Creditor and Purchaser and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by any other person.

15.           Entire Agreement. This Agreement, together with the exhibits hereto, contains the entire agreement and understanding of the Parties, and supersedes all prior and contemporaneous agreements, letters, discussions, communications and understandings, both oral and written, concerning the sale, transfer, conveyance and assignment of the Claim, which the Parties acknowledge have been merged into this Agreement.

16.           Signature. This Agreement may be executed in counterparts and by facsimile, portable document format or other electronic means, each of which shall constitute an original and all of which when taken together shall constitute one document.

17.           “AS IS” Nature of Transaction. Except for the express representations and warranties made by Creditor in this Agreement, the sale, conveyance, and assignment of the Claim is made AS IS, WHERE IS and WITH ALL FAULTS, and subject to no other representations or warranties of any nature or kind, express or implied, including, without limitation, any warranties of merchantability or warranties that the Claim is fit for a particular purpose. Neither party has relied upon, and there have been no, promises, understandings or agreements made by the other party, or any agent or representative of such party, with respect to the Claim, the Company, or any other matter, except as expressly set forth herein. Notwithstanding anything contained in this Agreement to the contrary, the Claim shall not be deemed sold, transferred, assigned, or conveyed to Purchaser unless and until Creditor receives the Purchase Price, and until Creditor receives the full amount of the Purchase Price hereunder, nothing contained herein shall be deemed or construed as a waiver by Creditor of any defaults, or any of its rights or remedies under the documents underlying the Claim, nor be deemed or construed as an amendment or modification of any of the documents underlying the Claim.

 IN WITNESS WHEREOF, the parties hereto have caused this Claim Purchase Agreement to be duty executed, to be effective as of the Effective Date set forth above.

CREDITOR:

By:

Address:

PURCHASER:
GBT Tokenize Corp.

By:
Michael Murray, Director and CEO 2450 Colorado Avenue, Suite 100E Santa Monica, CA 90404

Exhibit A

Written Contract(s) / Promissory Notes